EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ADA-ES REPORTS CONTINUED GROWTH IN THIRD QUARTER

Littleton, CO - November 10, 2005 - ADA-ES, Inc. (NASDAQ:ADES) today announced financial results for the third quarter and nine months ended September 30, 2005. See attached tables.

Third Quarter Financial Highlights - versus fiscal 2004 third quarter
*   Total revenues increased 10% to $3.1 million.
*   Operating income was up 35% to $294,000.
*   Net income rose 12% to $248,000 or $0.05 per diluted share.

Nine-month Financial Highlights - versus fiscal 2004 first nine months
*   Total revenues rose 26% to $7.8 million.
*   Operating income was up 60% to $411,000.
*   Net income increased 88% to $450,000 or $0.09 per diluted share.

Net income reflects tax provisions of $116,000 and $162,000 in the third quarter and first nine months of 2005, respectively, versus zero in the comparable periods of 2004.

Dr. Mike Durham, President of ADA-ES, stated, "We achieved steady revenue growth in the quarter despite the comparison to very strong performance in our mercury emission control segment in the third quarter of last year. We are also pleased with the Company's operating performance, with operating income rising at a much faster rate than revenues in the quarter and year-to-date."

Dr. Durham continued, "Since our last quarterly results news release, we secured our second and third commercial contracts for mercury control systems, through which we are supplying activated carbon injection equipment each valued at over $1 million to an existing coal-fired plant and one being built in the Midwest. Additionally, in partnership with NORIT Americas, we are now offering proven mercury sorbents to the coal-fired power industry through long-term supply contracts. The sorbents will be used to capture mercury from flue gas in the new systems. NORIT's newest commercial product is effective on a number of Western Coals, demonstrating greater than 90% mercury capture. At the same time, the product reduces mercury control costs by a factor of three or more."

Dr. Durham concluded, "We expect revenue growth of in excess of 20% for this year as a whole, based on current contracts and other anticipated work in the fourth quarter. Looking further ahead, our high level of bid and proposal activity suggests additional commercial contracts in 2006. In order to further capitalize on the opportunities being created by the rapidly developing commercial mercury control market, we decided to strengthen the Company's financial position by raising private equity to supplement cash flow produced by operations. With the proceeds from this recent private placement, we now have over $20 million of capital available that will afford us a great deal of flexibility to enhance growth and capture further value throughout the various segments of the growing commercial mercury control market. Areas in which we are currently engaged or are pursuing include engineering services, equipment supply and participation in fulfilling the need for expanded activated carbon production."

Conference Call
Management will conduct a conference call on Thursday, November 10, 2005 at 11:00 a.m. ET to discuss the financial results and recent developments. Interested parties may participate in the call by dialing 706-679-3200 - please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call. The conference call will also be broadcast live over the Internet via the Investor Information section of ADA-ES' website at www.adaes.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company's web site.

About ADA-ES
Headquartered in Littleton, Colorado, ADA-ES, Inc. develops and implements proprietary environmental technology and specialty chemicals that mitigate the environmental impact from electric power and industrial companies while reducing operating costs.

Contact:
ADA-ES, Inc.                          -or-      Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President        The Equity Group Inc.
Mark H. McKinnies, CFO                          www.theequitygroup.com
(303) 734-1727                                Lauren Barbera, (212) 836-9610
www.adaes.com                                   LBarbera@equityny.com



                                      -more-


ADA-ES, Inc. News Release                                              Page 3
November 10, 2005


                             ADA-ES, Inc. and Subsidiary
                  Condensed Consolidated Statements of Operations
                                     (unaudited)
                   (amounts in thousands, except per share)

                                         3rd Quarter ended  Nine Months ended
                                             September 30,     September 30,
                                          2005       2004     2005     2004
REVENUES:                                ------    -------   ------   ------
     Mercury emission control            $2,454    $ 2,275   $6,013   $4,574
     Flue gas conditioning                  556        472    1,517    1,280
     Combustion aids and other              105         94      231      301
                                          -----      -----    -----    -----
        Total revenues                    3,115      2,841    7,761    6,155

COST OF SERVICES                          1,869      1,703    4,684    3,524
                                          -----      -----    -----    -----
GROSS MARGIN                              1,246      1,138    3,077    2,631

COST AND EXPENSES:
    General and administrative              687        542    1,873    1,438
    Research & development                  224        331      670      810
    Depreciation and amortization            41         48      123      126
                                          -----      -----    -----    -----
             Total expenses                 952        921    2,666    2,374
                                          -----      -----    -----    -----
OPERATING INCOME                            294        217      411      257

OTHER INCOME (EXPENSE):
    Interest expense                         (1)        (7)      (3)     (31)
    Other, net                               71         12      204       13
                                          -----      -----    -----    -----
     Total other income (expense)            70          5      201      (18)
                                          -----      -----    -----    -----
INCOME BEFORE TAX                           364        222      612      239
PROVISION FOR TAX EXPENSE                  (116)        -      (162)      -
                                          -----       ----     ----     ----
NET INCOME                               $  248      $ 222    $ 450    $ 239

UNREALIZED LOSSES ON CERTAIN INVESTMENTS
 IN EQUITY SECURITIES, net of tax           (35)        -       (26)      -
                                          -----      -----    -----    -----
COMPREHENSIVE INCOME                     $  213     $  222   $  424   $  239
                                         ======     ======   ======   ======
NET INCOME PER COMMON SHARE- Basic
 And Diluted                             $  .05     $  .05   $  .09   $  .06
                                         ======     ======   ======   ======
WEIGHTED AVERAGE BASIC COMMON SHARES
 OUTSTANDING                              4,819      4,288    4,822    3,905
                                         ======     ======   ======   ======
WEIGHTED AVERAGE DILUTED COMMON SHARES
 OUTSTANDING                              4,977      4,354    4,998    3,990
                                         ======     ======   ======   ======

See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for September 30, 2005.



-more-


ADA-ES, Inc. News Release                                          Page 4
November 10, 2005


                    ADA-ES, Inc. and Subsidiary
              Condensed Consolidated Balance Sheets
                           (unaudited)
                     (amounts in thousands)

          ASSETS
                                                        9/30/05   12/31/04
CURRENT ASSETS:
  Cash, and cash equivalents                            $ 2,563  $ 2,108
  Trade receivables, net of allowance for doubtful
   accounts                                               2,231    1,198
  Investment in securities                                1,239      713
  Prepaid expenses, inventory and other                     274      248
                                                          -----    -----
      Total current assets                                6,307    4,267

PROPERTY AND EQUIPMENT, at cost                           1,350    1,345
    Less accumulated depreciation and amortization         (984)    (896)
                                                          -----    -----
          Net property and equipment                        366      449

GOODWILL, net of amortization                             2,024    2,024
INTANGIBLE ASSETS, net of amortization                      155      146
INVESTMENT IN SECURITIES                                  5,684    5,812
DEFERRED TAX BENEFIT and other assets                       640      382
                                                         ------    -----
TOTAL ASSETS                                            $15,176  $13,080
                                                         ======   ======

           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Account payable                                       $   937  $   433
  Accrued expenses                                          655      403
  Deferred revenues                                         512      202
                                                          -----    -----
      Total current liabilities                           2,104    1,038
                                                          -----    -----
LONG-TERM LIABILITIES:
  Deferred compensation and other liabilities                10       32
                                                          -----    -----
      Total long-term liabilities                            10       32
                                                          -----    -----
STOCKHOLDERS' EQUITY:
  Preferred stock                                            -        -
  Common stock no par value                              13,762   13,134
  Accumulated comprehensive income                            8       34
  Accumulated deficit                                      (708)  (1,158)
                                                         ------   ------
      Total stockholders' equity                         13,062   12,010
                                                         ------   ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $15,176  $13,080
                                                         ======   ======

See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for September 30, 2005.

                                  ####